Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-1
                             Payment Date 01/25/2001

Servicing Certificate
Beginning Pool Balance                                            441,827,920.51
Beginning PFA                                                               0.00
Ending Pool Balance                                               443,032,132.85
Ending PFA Balance                                                             -
Principal Collections                                              17,775,073.33
Principal Draws                                                     6,601,064.98
Net Principal Collections                                                      -
Active Loan Count                                                         15,892

Current Month Repurchases                                                      -
Current Month Repurchases - Due to Delinquency                                 -


Interest Collections                                                3,647,345.77

Weighted Average Net Loan Rate                                         10.44205%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               6.86750%

Term Notes                                                          Amount          Factor
----------                                                          ------          ------
Beginning Balance                                                 451,475,000.00     1.0000000
Ending Balance                                                    451,475,000.00     1.0000000
Principal                                                                      -     0.0000000
Interest                                                            2,583,753.80     5.7229167
Interest Shortfall                                                          0.00     0.0000000
Security Percentage                                                      100.00%

Variable Funding Notes                                              Amount
----------------------                                              ------
Beginning Balance                                                           0.00
Ending Balance                                                              0.00
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                        0.00%




Certificates                                                                0.00



Beginning Overcollateralization Amount                              5,050,725.87
Overcollateralization Amount Increase (Decrease)                      902,189.84
Outstanding Overcollateralization Amount                            5,952,915.71
Overcollateralization Target Amount                                 7,900,812.50

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                    Number      Percent
                                                                         Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                          4,696,315.56      154        1.06%
Delinquent Loans (60 Days)                                            985,943.34      30         0.22%
Delinquent Loans (90+ Days) (1)                                       925,665.77      33         0.21%
Foreclosed Loans                                                               -       0         0.00%
REO                                                                         0.00       0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                               Liquidation To-Date
Beginning Loss Amount                                                  16,125.00
Current Month Loss Amount                                             119,120.88
Ending Loss Amount                                                    135,245.88

                                                                Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                            0.00          0.00       0.00
Current Month Loss Amount                                                   0.00          0.00       0.00
Ending Amount                                                                  -             -          -



Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

Capitalized Interest Account
Beginning Balance                                                           0.00
Withdraw relating to Collection Period                                      0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period               0.00
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of Payment Date        0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

Funding Account
Beginning Funding Account Balance                                  14,697,805.36
Deposit to Funding Account                                         12,195,319.07
Payment for Additional Purchases                                  (12,497,341.57)
Ending Funding Account Balance as of Payment Date                  14,395,782.86
Interest earned for Collection Period                                  12,347.23
Interest withdrawn related to prior Collection Period                   9,941.07

Prefunding Account
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

Reserve Account
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00
Total Ending Reserve Account Balance as of current Payment Date             0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00



       Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-2
                             Payment Date 01/25/2001


Servicing Certificate
Beginning Pool Balance                                             61,667,132.23
Beginning PFA                                                               0.00
Ending Pool Balance                                                64,042,566.81
Ending PFA Balance                                                             -
Principal Collections                                               2,387,384.06
Principal Draws                                                     1,362,942.30
Net Principal Collections                                                      -
Active Loan Count                                                            944

Current Month Repurchases                                                      -
Current Month Repurchases - Due to Delinquency                                 -


Interest Collections                                                  492,724.66

Weighted Average Net Loan Rate                                          9.78062%
Substitution Adjustment Amount                                              0.00

Note Rate                                                               6.93750%

Term Notes                                                          Amount          Factor
----------                                                          ------          ------
Beginning Balance                                                  65,000,000.00     1.0000000
Ending Balance                                                     65,000,000.00     1.0000000
Principal                                                                      -     0.0000000
Interest                                                              375,781.25     5.7812500
Interest Shortfall                                                          0.00     0.0000000
Security Percentage                                                      100.00%

Variable Funding Notes                                              Amount
----------------------                                              ------
Beginning Balance                                                           0.00
Ending Balance                                                              0.00
Principal                                                                   0.00
Interest                                                                    0.00
Interest Shortfall                                                          0.00
Security Percentage                                                        0.00%



Certificates                                                                0.00



Beginning Overcollateralization Amount                                554,050.73
Overcollateralization Amount Increase (Decrease)                      112,343.71
Outstanding Overcollateralization Amount                              666,394.44
Overcollateralization Target Amount                                 1,137,500.00

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                    Number      Percent
                                                                         Balance   of Loans    of Balance
Delinquent Loans (30 Days)                                            985,694.37      13         1.54%
Delinquent Loans (60 Days)                                             34,558.92       1         0.05%
Delinquent Loans (90+ Days) (1)                                                -       0         0.00%
Foreclosed Loans                                                               -       0         0.00%
REO                                                                         0.00       0         0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                               Liquidation To-Date
Beginning Loss Amount                                                       0.00
Current Month Loss Amount                                                   0.00
Ending Loss Amount                                                          0.00

                                                                Special Hazard       Fraud     Bankruptcy
Beginning Amount                                                            0.00          0.00       0.00
Current Month Loss Amount                                                   0.00          0.00       0.00
Ending Amount                                                                  -             -          -

Liquidation Loss Distribution Amounts                                       0.00
Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

Capitalized Interest Account
Beginning Balance                                                           0.00
Withdraw relating to Collection Period                                      0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period               0.00
Interest Earned (Zero, Paid to Funding Account)                             0.00
Total Ending Capitalized Interest Account Balance as of Payment Date        0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

Funding Account
Beginning Funding Account Balance                                   3,886,918.50
Deposit to Funding Account                                          1,136,785.47
Payment for Additional Purchases                                   (3,399,876.34)
Ending Funding Account Balance as of Payment Date                   1,623,827.63
Interest earned for Collection Period                                   3,265.30
Interest withdrawn related to prior Collection Period                   2,140.94

Prefunding Account
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

Reserve Account
Beginning Balance                                                           0.00
Deposits to Reserve Account for current Payment Date                        0.00
Withdrawals from Reserve Account for current Payment Date                   0.00



Total Ending Reserve Account Balance as of current Payment Date             0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00


